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                                                                    Exhibit 23.8

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our reports dated February 19, 1999, with respect to the consolidated financial statements of R/N South Florida Cable Management Limited Partnership and Indiana Cable Associates, Ltd. included in the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $3,575,000,000 Senior Notes and Senior Discount Notes.

                                       /s/ ERNST & YOUNG LLP

Denver, Colorado
April 30, 1999